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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): April 17, 2007 (April 13, 2007)

                     Tortoise Capital Resources Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         Maryland                        1-33292                  20-3431375
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

10801 Mastin Blvd., Suite 222, Overland Park, KS                    66210
(Address of Principal Executive Offices)                         (Zip Code)

                                 (913) 981-1020
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, the Board of Directors of Tortoise Capital Resources
Corporation (the "Company") appointed Edward Russell, age 43, as President of the Company, effective immediately. David J. Schulte, formerly the Chief
Executive Officer and President of the Company, remains the Chief Executive
Officer of the Company. Mr. Russell joined Tortoise Capital Advisors, L.L.C. in
March 2006 as an Investment Manager serving the Company. From September 1999 to
March 2006, Mr. Russell was at Stifel, Nicolaus & Company, Inc., where he headed the Energy and Power group as a Managing Director from 2003 to March 2006, and served as Vice President-Investment Banking from September 1999 to 2003. Prior to that, Mr. Russell worked for more than 15 years as an investment banker at
Pauli & Company, Inc. and Arch Capital, LLC, and as a commercial banker with
Magna Bank and Southside National Bank.

Mr. Russell, as an employee of Tortoise Capital Advisors, L.L.C., the investment adviser to the Company, is compensated by Tortoise Capital Advisors, L.L.C. and receives no compensation from the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  April 16, 2007                 By:  /s/ David Schulte
                                          --------------------------------------
                                            David J. Schulte
                                            Chief Executive Officer